Exhibit 5.3

BRAUN KENDRICK FINKBEINER P.L.C.

HUGO E. BRAUN, JR.	BRIAN S. MAKARIC	ATTORNEYS AT LAW

JOHN W. WOLF

C. PATRICK KALTENBACH

DAVID L. TURNER

KENNETH W. KABLE

E. LOUIS OGNISANTI

WILLIAM J. EWALD

BRUCE L. DALRYMPLE

ROBERT A. KENDRICK

CHARLES A. GILFEATHER

THOMAS R. LUPLOW

JOHN A. DECKER

MICHAEL J. SAUER

TIMOTHY L. CURTISS

GREGORY E. METER

GREGORY T. DEMERS

CRAIG W. HORN

PHILLIP J. STAHLE

FRANCIS J. KEATING

JEFFREY C. WILSON

GLENN L. FITKIN III

JAMIE HECHT NISIDIS

MICHAEL E. WOOLEY

ELLEN E. CRANE

DAVID J. KLIPPERT

THOMAS J. RUTH

TIMOTHY S. ARNOLD

GARY E. GUDMUNDSEN

GEOFFREY G. SCOTT

MANVEL TRICE III

MARK SMITH

FREDERICK C. OVERDIER

SARA BIRON RYAN

GEORGE H. WYATT III

MATTHEW A. HONAMAN

MATTHEW A. TARRANT

CLAYTON J. JOHNSON

COREY D. GRANDMAISON

TRACI A. BUCHALSKI

DAVID L. PUSKAR

4301 FASHION SQUARE BOULEVARD SAGINAW, MICHIGAN 48603-5218 TELEPHONE: (989) 498-2100 FAX: (989) 799-4666 www.bkf-law.com

JAMES V. FINKBEINER 1914-2003
J. RICHARD KENDRICK 1916-2004

OF COUNSEL
FRANK M. QUINN
DAWN E. HARIMOTO

			MT. PLEASANT	MIDLAND
			(989) 775-7404	(989) 631-1027
			FAX: (989) 775-3764	FAX: (989) 631-9880

February 17, 2010

Headwaters Incorporated

10653 South River Front Parkway, Suite 300

South Jordan, UT 84095

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Michigan counsel to Tapco International Corporation, a Michigan corporation (“Tapco”) and its subsidiaries, Metamora Products Corporation, a Michigan corporation (“Metamora”), Inspire Services, LLC, a Michigan limited liability company (“Inspire”), and Stonecraft Sales, LLC, a Michigan limited liability company (“Stonecraft”) (each of Tapco, Metamora, Inspire and Stonecraft a “Michigan Guarantor” and collectively the “Michigan Guarantors”) in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by Headwaters Incorporated., a Delaware corporation (the “Issuer” or the “Company”), the Michigan Guarantors and the other registrant guarantors named therein with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of up to $328,250,000 aggregate principal amount of 11 3/8% Senior Secured Notes due 2014 (the “Exchange Notes”) and the issuance by the Michigan Guarantors and other guarantors of the guarantees (each a “Guaranty” and collectively, the “Guaranties”) with respect to the Exchange Notes. The Exchange Notes and the Guaranties will be issued pursuant to an indenture dated as of October 27, 2009, (the “Indenture”), among the Issuer, the Michigan Guarantors, the other guarantors party thereto and Wilmington Trust FSB, as trustee. The terms of the Guaranties and any capitalized terms used but not defined herein are contained in the Indenture. At your request, this opinion is being provided to you.

Headwaters Incorporated

February 17, 2010

In arriving at the opinions expressed below, we have examined and relied on the original, or a copy, certified or otherwise represented to us to be an execution copy thereof, of each of the following documents:

(a) the Indenture;

(b) copies of the Articles of Incorporation of Tapco and Metamora and copies of the Articles of Organization of Inspire and Stonecraft filed with the Department of Energy, Labor and Economic Growth of the State of Michigan (collectively the “Articles”);

(c) copies of the Bylaws of Tapco and Metamora and copies of the Operating Agreements of Inspire and Stonecraft (collectively the “Bylaws”);

(d) Written Consent of the Sole Director of Tapco dated October 27, 2009, Written Consent of the Sole Director of Metamora dated October 27, 2009, Written Consent of the Sole Manager of Inspire dated October 27, 2009 and Written Consent of the Sole Manager of Stonecraft dated October 27, 2009;

(e) Secretary’s Certificate of the Michigan Guarantors dated October 27, 2009; and

(f) Certificate of Good Standing as to Tapco issued by the Department of Energy, Labor and Economic Growth of the State of Michigan on January 12, 2010, Certificate of Good Standing as to Metamora issued by the Department of Energy, Labor and Economic Growth of the State of Michigan on January 12, 2010, Certificate of Good Standing as to Inspire issued by the Department of Energy, Labor and Economic Growth of the State of Michigan on January 12, 2010 and Certificate of Good Standing as to Stonecraft issued by the Department of Energy, Labor and Economic Growth of the State of Michigan on January 12, 2010 (collectively the “Good Standing Certificates”).

We have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into any document reviewed by us. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, and (ii) all documents submitted to us as copies conform with the original copies of those documents.

Headwaters Incorporated

February 17, 2010

For purposes of this opinion, we have assumed:

(i) except to the extent provided in paragraph 1 below, that each party to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction governing its creation, organization or formation,

(ii) the legal capacity of each natural person who is a signatory to any of the documents examined by us,

(iii) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and

(iv) that each of the documents examined by us has been delivered and exchanged among the respective parties thereto following signing by such parties.

We have not participated in the preparation of any offering materials relating to the Company and assume no responsibility for the contents of any such materials.

This opinion is limited to the laws (including rules, regulations and orders thereunder) of the State of Michigan (excluding the securities laws and blue sky laws of the State of Michigan), as currently in effect, and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto (the “Applicable Law”). In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that, in our opinion:

1. Tapco and Metamora are corporations duly formed, validly existing and in good standing under the laws of the State of Michigan, and each has the corporate power and authority to execute and deliver the Indenture and perform its obligations thereunder.

2. Inspire and Stonecraft are limited liability companies duly formed, validly existing and in good standing under the laws of the State of Michigan, and each has the requisite power and authority to execute and deliver the Indenture and perform its obligations thereunder.

Headwaters Incorporated

February 17, 2010

3. Each Michigan Guarantor has taken all necessary corporate and/or limited liability company action to authorize the execution, delivery and performance by it of the Indenture, and the execution, delivery and performance of the Indenture, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary and proper action under the Articles and Bylaws of each Michigan Guarantor.

4. The Guaranty of each Michigan Guarantor has been duly authorized and issued by such Michigan Guarantor.

5. No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Michigan governmental authority under Applicable Law is required by any Michigan Guarantor solely as a result of the execution, delivery or performance by such Michigan Guarantor of the Indenture.

6. The execution and delivery by each Michigan Guarantor of the Indenture, the performance of the obligations of each Michigan Guarantor thereunder and the consummation of the transactions contemplated thereby, (a) do not and will not violate, or constitute a default under, any Applicable Law, and (b) do not and will not violate the Articles or Bylaws of each Guarantor.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

(a) Our opinions in paragraphs 1 and 2 above as to the valid existence and good standing of the Michigan Guarantors is based solely upon our review of the Good Standing Certificates.

(b) There has not been any mutual mistake of fact or misunderstanding, fraud, duress, undue influence or breach of fiduciary duties with respect to any of the matters relevant to the opinions expressed herein. All parties have complied with any requirements of good faith, fair dealing and conscionability.

(c) This opinion letter is not and shall not be construed as or deemed to be a guaranty or insuring agreement. This opinion is provided to you as a legal opinion only. No opinions may be implied or inferred beyond those expressly set forth herein.

(d) We express no opinion as to any matter whatsoever relating to (i) the accuracy or completeness of any financial, accounting or statistical information furnished by the Michigan Guarantors; (ii) the accuracy or completeness of any representations or warranties made by the Michigan Guarantors; (iii) the financial status of the Michigan Guarantors; or (iv) the ability of the Michigan Guarantors to perform or otherwise meet their respective obligations under the Indenture.

Headwaters Incorporated

February 17, 2010

We understand that you will rely as to matters of Michigan law, as applicable, upon this opinion in connection with the matters set forth herein. In addition, we understand that Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) will rely as to matters of Michigan law, as applicable, upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Michigan Guarantors. In connection with the foregoing, we hereby consent to your and Pillsbury’s relying as to matters of Michigan law, as applicable, upon this opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. The opinions expressed herein are as of the date hereof (and not as of any other date), and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur, in each case after the date of effectiveness of the Registration Statement, which could affect such opinions.

Very truly yours,

/s/ Braun Kendrick Finkbeiner P.L.C.